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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JUNE 29, 1999

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                     NATIONAL CAPITAL MANAGEMENT CORPORATION
             (Exact name of Registrant as specified in its charter)


          DELAWARE                      0-16819                94-3054267
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


                               520 MADISON AVENUE
                                   40TH FLOOR
                            NEW YORK, NEW YORK 10022
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 980-3883


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         National Capital Management Corporation (the "Company") sold the stock of its wholly-owned subsidiary, National Capital Benefits Corporation, a Delaware corporation ("NCBC "), to Resource Holdings Associates, a Delaware limited partnership. NCBC had been engaged in the business of purchasing life insurance policies which insure the lives of individuals with life threatening illnesses. In 1996, certain medical developments with respect to persons diagnosed with AIDs had a significant effect on the viatical settlement industry in general and NCBC in particular. In December 1996, the Company made a determination to discontinue the business of NCBC and since such date has engaged in a wind-down of the business.

         The Company and Resource Holdings Associates have entered into a Stock Purchase Agreement whereby the Company agreed to sell all of the outstanding capital stock of NCBC to Resource Holdings Associates. Although the Company received nominal cash consideration through this transaction, the Company has been relieved of its obligations to Banc One N.A. and Bank One Capital Partners V, Ltd. in the aggregate amount of approximately $4 million. As part of this transaction, the acquired company will remain subject to these obligations with the lenders. In connection with this transaction, the Company has also been relieved from certain support and guarantee agreements entered into by the Company with these lenders relating to and for the benefit of NCBC. Resource Holdings Associates is owned in part by John C. Shaw, Chief Executive Officer of the Company.

ITEM 5.  OTHER EVENTS.

         National Capital Management Corporation has announced that its board of directors (the "Board") has declared a cash dividend in the range of $.40 to $.65 per share to shareholders of record at the close of business on Tuesday, July 20, 1999. The Board intends to refine this cash dividend shortly and anticipates the payments to shareholders of record to be on or about August 12, 1999. The press release announcing this cash dividend is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      EXHIBITS

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
         2.1 Stock Purchase Agreement dated as of June 29, 1999 by and among National Capital Management Corporation and Resource Holdings Associates.

         99.1     Press Release dated July 20, 1999.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             NATIONAL CAPITAL MANAGEMENT CORPORATION

Date: July 20, 1999
                              /s/ John C. Shaw
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                             John C. Shaw
                             Chief Executive Officer and Director















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